
                                  NSAR ITEM 77O
                                      1999
                               VK Technology Fund
                               10f-3 Transactions

  Underwriting #                Underwriting                   Purchased From         Amount of shares       % of         Date of
                                                                                        Purchased         Underwriting    Purchase


         1                  Focal Communications            Salomon Smith Barney          35,000              0.21%       07/27/99
         2                      Creo Products               Salomon Smith Barney          20,000              0.17%       07/29/99
         3                     Agile Software                  Morgan Stanley             15,000              0.19%       08/19/99
         4             Internet Initiative Japan Inc.          Goldman Sachs              25,000              0.20%       08/03/99

         5                     Digital Insight                 Morgan Stanley             15,000              0.23%       09/30/99
         6                Acme Communications, Inc.            Merrill Lynch              25,000              0.23%       09/30/99
